*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 11, 2010.

HERMAN MILLER, INC.	Meeting Information
	Meeting Type:	Annual Meeting
	For holders as of:	August 13, 2010
Date: October 11, 2010 Time: 10:00 a.m., EDT
	Location:	The Annual Meeting will be held via the Internet only. To attend the meeting log on to www.hermanmiller.com and click on the "About Us" and "For our Investors" and then on the "Annual Meeting Webcast" link.

HERMAN MILLER, INC.	You are receiving this communication because you hold shares in the above named company.
SHAREHOLDER SERVICES
855 EAST MAIN AVENUE ZEELAND, MI 49464	This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

2010 NOTICE AND PROXY STATEMENT	2010 ANNUAL FINANCIAL STATEMENTS
How to View Online:
Have the information that is printed in the box marked by the arrow g XXXX XXXX XXXX		(located on
the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL* :	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow g XXXX XXXX XXXX (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 27, 2010 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote at the Meeting: In addition to voting in advance of the meeting via the Internet, or (if paper materials are requested), by telephone, or through the mail, shareholders may vote by facsimile during the Annual Meeting prior to the announcement that the polls are closed. Vote by faxing a marked and signed copy of the Proxy to the Company at 1-616-654-7218.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow g XXXX XXXX XXXX available and follow the instructions.
Vote By Mail: Vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends a vote FOR
the listed nominees:

1.	Director Vote
	ELECTION	OF DIRECTORS TO SERVE UNTIL 2013
	01)	Dorothy A. Terrell
	02)	David O. Ulrich
	03)	Michael A. Volkema
The Board of Directors recommends a vote FOR the proposal.
2.	Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or adjournment thereof.

M26811 -P00797